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PORTFOLIO NAME                TRADE DATE          SECURITY          AFFILIATED UNDERWRITER

Alliance Aggressive Stock Port 01/26/00 XM Satellite Radio Holdings Donaldson, Lufkin & Jenerette

Alliance Aggressive Stock Port 02/08/00 Citadel Communications Corp.Donaldson, Lufkin & Jenerette

     Number of Transactions - 2

Alliance Balanced Portfolio    02/14/00 Savvis Communications Corp. Donaldson, Lufkin & Jenerette

     Number of Transactions - 1

Alliance Common Stock Portfoli 01/26/00 John Hancock Financial ServiDonaldson, Lufkin & Jenerette

     Number of Transactions - 1

Alliance Conservative Investor 02/14/00 Savvis Communications Corp. Donaldson, Lufkin & Jenerette

     Number of Transactions - 1

Alliance Growth Investors Port 02/14/00 Savvis Communications Corp. Donaldson, Lufkin & Jenerette

     Number of Transactions - 1

Alliance Small Cap Growth Port 01/27/00       Extensity, Inc.       Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 01/27/00  Packaging Corp. of America Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 01/28/00        Caminus Corp.        Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 01/28/00   SBA Communications Corp.  Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 01/31/00        Sequenom, Inc.       Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/03/00 Dobson Communications Corp. Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/03/00 MediaCom Communications CorpDonaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/08/00        FastNet Corp.        Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/08/00     Rural Cellular Corp.    Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/09/00       Landacorp, Inc.       Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/09/00        Organic, Inc.        Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/10/00 Cypress Communications, Inc.Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/10/00         Lante Corp.         Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/10/00    Witness Systems, Inc.    Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/14/00        Diversa Corp.        Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/16/00      CompuCredit Corp.      Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/17/00        Eloquent, Inc.       Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 02/25/00 Hotel Reservations Network, Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 03/03/00     Prime Response, Inc.    Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 03/03/00         Register.com        Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 03/03/00        Versata, Inc.        Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 03/06/00 Net2000 Communications, Inc.Donaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 03/07/00 Firstworld Communications, IDonaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 03/16/00 PSI Technologies Holdings, IDonaldson, Lufkin & Jenerette

Alliance Small Cap Growth Port 03/28/00 Intrabiotics PharmaceuticalsDonaldson, Lufkin & Jenerette

     Number of Transactions - 25

Merrill Lynch Basic Value Equi 03/13/00   Infineon Technologies AG  Merrill Lynch & Co., Inc.

     Number of Transactions - 1

Merrill Lynch World Strategy P 03/02/00          Palm, Inc.         Merrill Lynch & Co., Inc.

Merrill Lynch World Strategy P 03/07/00      Crayfish Co., Ltd.     Merrill Lynch & Co., Inc.

Merrill Lynch World Strategy P 03/13/00   Infineon Technologies AG  Merrill Lynch & Co., Inc.

     Number of Transactions - 3

MFS Emerging Growth Companies  01/24/00 Regent Communications, Inc. Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  01/25/00    HealthGate Data Corp.    Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  01/27/00       Extensity, Inc.       Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  01/31/00        Sequenom, Inc.       Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  02/03/00 Dobson Communications Corp. Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  02/09/00       Landacorp, Inc.       Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  02/10/00         Lante Corp.         Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  02/10/00    Witness Systems, Inc.    Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  02/14/00        Diversa Corp.        Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  02/17/00        Eloquent, Inc.       Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  03/03/00         Register.com        Donaldson, Lufkin & Jenerette

MFS Emerging Growth Companies  03/07/00 Firstworld Communications, IDonaldson, Lufkin & Jenerette

     Number of Transactions - 12

Morgan Stanley Emerging Market 01/18/00      Grupo Televisa SA      Morgan Stanley & Co., Inc.

Morgan Stanley Emerging Market 03/28/00      ICICI Banking Ltd.     Morgan Stanley & Co., Inc.

     Number of Transactions - 2

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